FOR RELEASE                                 CONTACT:  Christopher D. Morris
October 21, 2008                                      Executive Vice President
3:05 p.m. Central Time                                Chief Financial Officer
                                                      (972) 258-4525

            CEC ENTERTAINMENT REPORTS RESULTS FOR THIRD QUARTER 2008


IRVING, TEXAS - CEC Entertainment, Inc. (NYSE: CEC) today reported net earnings of $9.9 million for the third quarter ended September 28, 2008, as compared to $15.9 million for the third quarter of 2007. The Company's diluted earnings per share were $0.44 for the third quarter of 2008, as compared to $0.50 in the third quarter of 2007. The third quarter of 2008 includes certain items which the Company estimates negatively impacted diluted earnings per share by $0.13. These items include a $3.0 million, or $0.08 per diluted share, contingent loss with respect to ongoing legal matters and a $0.9 million, or $0.03 per diluted share, charge pertaining to vendor rebates. Additionally, the Company estimates that hurricanes occurring during the third quarter negatively impacted pre-tax results by $0.7 million, or $0.02 per diluted share.

Total quarterly revenue increased 2.2% to $201.9 million, compared with revenue of $197.5 million for the third quarter of fiscal 2007, driven by new store openings, franchise acquisitions and a comparable store sales gain of 1.1%. The Company estimates that short-term store closures resulting from hurricanes occurring during the third quarter negatively impacted comparable store sales by approximately 0.7%. The Company believes the comparable store sales gain reflects the success of its current strategies, including the ongoing capital initiatives at existing stores, the continuation of an enhanced marketing plan implemented at the beginning of the year and recent efforts to increase the number of birthday parties and fundraising events.

Richard M. Frank, Chairman and Chief Executive Officer, stated that, "We are pleased with the strong financial performance during the first three quarters of this year with comparable store sales growth of 3.4% and diluted earnings per share growth of 31%, despite the negative impact of unusual items during the third quarter. Comparable stores sales growth of 1.1% during the third quarter was negatively impacted by short-term store closures resulting from hurricanes occurring during the quarter, as well as a weakening consumer environment. We remain confident in our sales strategies and believe they are working, yet recognize the growing challenges facing our customers. As a result, we remain cautious in our outlook for the future, yet confident that the company initiatives that were successful in building strong comparable store sales for the first three quarters of the year should work to mitigate any potential negative impact associated with a decline in consumer spending."

Business Outlook:

The outlook for the consumer economic environment is markedly negative. The Company believes that the weakening of the economy has led to and will continue to lead to a restraint in consumer spending. While the Company remains confident in its sales strategies, it believes that forecasting comparable store sales in this environment is challenging. Accordingly, the Company is not providing specific comparable store sales guidance for the fourth quarter of 2008 or fiscal year 2009. However, the Company is providing the following guidance:
     o if comparable store sales remain flat throughout the balance of fiscal year 2008, estimated diluted earnings per share for the fourth quarter and fiscal year-end will range from $0.15 to $0.17 and $2.42 to $2.44, respectively;
     o within a reasonable range of sales volatility, the Company estimates that diluted earnings per share in both the fourth quarter and fiscal year-end will change approximately $0.02 with every 1% change in fourth quarter comparable store stores;
     o if comparable store sales remain flat throughout the fourth quarter of 2008 and fiscal year 2009, estimated diluted earnings per share for fiscal year 2009 will range from $2.72 to $2.78;
     o within a reasonable range of sales volatility, the Company estimates that diluted earnings per share in fiscal year 2009 will change approximately $0.12 with every 1% change in comparable store stores.

Incorporated into the fourth quarter guidance are the following assumptions:
     o average price per pound of block cheese will be in a range of $1.80 to $1.85;
     o labor expense as a percentage of Company store sales is expected to be higher than in prior year driven by an increase in group medical costs caused by a favorable adjustment taken in the fourth quarter of 2007;
     o one new Company store will open in December 2008, bringing the total new unit openings in fiscal year 2008 to five;
     o an effective tax rate of approximately 38.5% for the fourth quarter of 2008;
     o    total capital expenditures for fiscal year 2008 of $85.0 million.

Incorporated into the fiscal year 2009 guidance are the following assumptions:
     o fiscal year 2009 is a 53 week year; the Company expects the addition of the extra week will benefit diluted earnings per share by approximately $0.10;
     o average price per pound of block cheese will be in a range of $1.80 to $1.85;
     o    advertising spend will exceed fiscal year 2008 by 3% to 4%;
     o six to eight new Company stores, including one relocation, and three to five new franchises will open during fiscal year 2009;
     o    effective tax rate will approximate 38.5%;
     o    total  capital  expenditures  will range  from $85.0  million to $90.0 million;
     o free cash flow will be used to repurchase Company common stock on an opportunistic basis; the economic environment will impact the Company's decision with respect to free cash flow as it may be used to reduce the borrowings outstanding on the credit facility or build cash reserves.

Third Quarter Conference Call:

The Company will host a conference call today, October 21, 2008, at 3:30 p.m. Central Time to discuss its third quarter 2008 financial results. A live webcast of the call (listen only) can be accessed through the Company's website, www.chuckecheese.com. Shortly after its conclusion, a replay of the call will be available for a minimum of ninety days on the website.

Non-GAAP Financial Measures:

The Company reports and discusses its operating results using financial measures consistent with generally accepted accounting principles ("GAAP"). From time to time in the course of financial presentations, earnings conference calls or otherwise, the Company may disclose certain non-GAAP financial measures such as Free Cash Flow. This non-GAAP financial measure presented in this earnings release should not be viewed as an alternative or substitute for the Company's reported GAAP results.

The Company believes that Free Cash Flow provides useful information to the Company, investors and other interested parties about the amount of cash generated by the business that, after the acquisition of property and equipment, can be used for strategic opportunities, including servicing debt, funding capital expenditures and making investments in the business. It should not be inferred that the entire Free Cash Flow amount is available for discretionary expenditures. A limitation of using Free Cash Flow versus the GAAP measure of cash provided by operating activities as a means for evaluating the business is that free cash flow does not represent the total increase or decrease in the cash balance from operations for the period since it excludes cash used for capital expenditures during the period. The Company compensates for this limitation by providing information about its capital expenditures on the face of its consolidated statement of cash flows in its Form 10-Q and Annual Report on Form 10-K. A reconciliation of the most directly comparable GAAP financial measure to Free Cash Flow is set forth in a table accompanying this release. Free Cash Flow as defined herein may differ from similarly titled measures presented by other companies.


About CEC Entertainment, Inc.:

Celebrating over 30 years of success as a place Where a Kid can be a Kid(R), CEC Entertainment, Inc. is a nationally recognized leader in full-service family entertainment and dining. The Company's stores feature musical and comic entertainment by robotic and animated characters, games, rides and arcade-style activities intended to appeal to families with children between the ages of two and 12. The Company and its franchisees operate a system of 540 Chuck E. Cheese's stores located throughout the United States (excluding Wyoming and Vermont), Canada and abroad. Currently, 494 locations in the United States and Canada are owned and operated by the Company. For more information, see the Company's website at www.chuckecheese.com.


Forward-Looking Statements:

Certain statements in this press release, other than historical information, may be considered forward-looking statements, within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, and are subject to various risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may differ from those anticipated, estimated or expected. Among the key factors that may have a direct bearing on the Company's operating results, performance or financial condition are its ability to implement its growth strategies; national, regional and local economic conditions affecting the entertainment/dining industry; consumers' health, nutrition and dietary preferences; competition within each of the restaurant and entertainment industries; ability to retain key personnel; success of its franchise operations; negative publicity; disruption of its commodity distribution system; ability to protect its trademarks and other proprietary rights; health epidemics or pandemics; acts of God; terrorists acts; litigation; product liability claims and product recalls; demographic trends; fluctuations in quarterly results of operations, including seasonality; government regulations; weather; school holidays; and increased commodity, utility, insurance, advertising and labor costs.

                           - financial tables follow -



                                                  CEC ENTERTAINMENT, INC.
                                      CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                         (in thousands, except per share amounts)

                                                                 Quarter Ended                   Year To Date Ended
                                                         ------------------------------    ------------------------------
                                                         September 28,    September 30,    September 28,    September 30,
                                                             2008             2007             2008             2007
                                                         -------------    -------------    -------------    -------------
                                                                  (Unaudited)                       (Unaudited)

REVENUE:
   Company store sales ............................        $ 200,878        $ 196,619        $ 636,451        $ 607,569
   Franchise fees and royalties ...................            1,000              862            3,097            2,636
                                                           ---------        ---------        ---------        ---------
      Total revenue ...............................          201,878          197,481          639,548          610,205
                                                           ---------        ---------        ---------        ---------

OPERATING COSTS AND EXPENSES:
Company store operating costs:
   Cost of sales ..................................           33,255           32,042          102,454           96,963
   Labor expenses .................................           54,851           53,075          171,523          163,301
   Depreciation and amortization ..................           18,638           17,793           55,343           51,943
   Rent expense ...................................           16,741           16,115           49,594           47,819
   Other operating expenses .......................           32,904           30,270           91,353           88,567
                                                           ---------        ---------        ---------        ---------
      Total Company store operating costs .........          156,389          149,295          470,267          448,593
Advertising expense................................            8,660            8,035           26,681           23,584
General and administrative ........................           16,083           11,954           43,338           37,721
Asset impairment costs ............................                -                -              137            1,278
                                                           ---------        ---------        ---------        ---------
      Total operating costs and expenses...........          181,132          169,284          540,423          511,176
                                                           ---------        ---------        ---------        ---------
Operating income ..................................           20,746           28,197           99,125           99,029
Interest expense, net .............................            5,052            3,082           12,948            8,738
                                                           ---------        ---------        ---------        ---------
Income before income taxes ........................           15,694           25,115           86,177           90,291
Income taxes ......................................            5,793            9,198           32,057           33,805
                                                           ---------        ---------        ---------        ---------

Net income.........................................        $   9,901        $  15,917        $  54,120        $  56,486
                                                           =========        =========        =========        =========

Earnings per share:
   Basic ..........................................        $    0.45    $        0.51        $    2.29        $    1.78
   Diluted ........................................        $    0.44    $        0.50        $    2.25        $    1.72

Weighted average shares outstanding:
   Basic ..........................................           22,069           31,247           23,650           31,816
   Diluted ........................................           22,558           31,615           24,094           32,769





                                      CEC ENTERTAINMENT, INC.
                               CONDENSED CONSOLIDATED BALANCE SHEETS
                                          (in thousands)

                                                                   September 28,     December 30,
                                                                       2008              2007
                                                                   -------------     ------------
                            ASSETS                                          (Unaudited)

Current assets:
   Cash and cash equivalents ................................        $  15,639        $  18,373
   Other current assets .....................................           50,207           48,646
                                                                     ---------        ---------
      Total current assets ..................................           65,846           67,019
Property and equipment, net .................................          667,152          668,390
Other assets ................................................            3,271            2,484
                                                                     ---------        ---------

      Total assets ..........................................        $ 736,269        $ 737,893
                                                                     =========        =========

             LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
   Current portion of long-term debt ........................        $     798        $     756
   Other current liabilities ................................           81,727           78,149
                                                                     ---------        ---------
      Total current liabilities .............................           82,525           78,905
Long-term debt, less current portion ........................          404,558          329,119
Other liabilities ...........................................          116,224          111,876
                                                                     ---------        ---------
      Total liabilities .....................................          603,307          519,900

Shareholders' equity ........................................          132,962          217,993
                                                                     ---------        ---------

      Total liabilities and shareholders' equity ............        $ 736,269        $ 737,893
                                                                     =========        =========


                             CEC ENTERTAINMENT, INC.
          RECONCILIATION OF GAAP RESULTS TO NON-GAAP FINANCIAL MEASURES
                                 (in thousands)


The following table sets forth a reconciliation of cash provided by operating activities to Free Cash Flow for the periods shown:


                                                                Quarter Ended                   Year to Date Ended
                                                        ------------------------------    ------------------------------
                                                        September 28,    September 30,    September 28,    September 30,
                                                            2008             2007             2008             2007
                                                        -------------    -------------    -------------    -------------
                                                                 (Unaudited)                       (Unaudited)

Cash provided by operating activities ............        $  21,711        $  42,293        $ 125,393        $ 131,870
Less:
   Capital expenditures...........................           23,666           28,476           63,008           86,662
                                                          ---------        ---------        ---------        ---------
      Free Cash Flow .............................        $  (1,955)       $  13,817        $  62,385        $  45,208
                                                          =========        =========        =========        =========


===============


Free Cash Flow, a non-GAAP financial measure, is defined by the Company as cash provided by operating activities less capital expenditures.

The Company believes that the non-GAAP financial measure above provides useful information to the Company, investors and other interested parties about the amount of cash generated by the business that, after the acquisition of property and equipment, can be used for strategic opportunities, including servicing debt, funding capital expenditures and making investments in the business. It should not be inferred that the entire free cash flow amount is available for discretionary expenditures. A limitation of using free cash flow versus the GAAP measure of cash provided by operating activities as a means for evaluating the business is that free cash flow does not represent the total increase or decrease in the cash balance from operations for the period since it excludes cash used for capital expenditures during the period. The Company compensates for this limitation by providing information about its capital expenditures on the face of its consolidated statement of cash flows in its Form 10-Q and Annual Report on Form 10-K. The non-GAAP financial measure presented in the table above should not be viewed as an alternative or substitute for the Company's reported GAAP results. Free Cash Flow as defined herein may differ from similarly titled measures presented by other companies.


                                           CEC ENTERTAINMENT, INC.
                                           STORE COUNT INFORMATION

                                                   Quarter Ended                   Year to Date Ended
                                           ------------------------------    ------------------------------
                                           September 28,    September 30,    September 28,    September 30,
                                               2008             2007             2008             2007
                                           -------------    -------------    -------------    -------------

Number of Company-owned stores:
   Beginning of period ...............          490              487              490              484
   New ...............................            2                1                3                8
   Acquired from franchisees .........            2                -                2                -
   Closed ............................           (1)               -               (2)              (4)
                                               ----             ----             ----             ----
   End of period .....................          493              488              493              488
                                               ====             ====             ====             ====

Number of franchise stores:
   Beginning of period ...............           47               44               44               45
   New ...............................            1                -                4                -
   Sold to Company........... ........           (2)               -               (2)               -
   Closed ............................            -                -                -               (1)
                                               ----             ----             ----             ----
   End of period .....................           46               44               46               44
                                               ====             ====             ====             ====





























                                      # # #